Exhibit 10.1

VOTING AGREEMENT

In consideration of INTRINSYC TECHNOLOGIES CORPORATION (the “Company”) entering into an arrangement agreement dated the date hereof (the “Arrangement Agreement”) with LANTRONIX, INC. (the “Purchaser”), providing for an arrangement involving the Company and the Purchaser pursuant to Section 192 of the Canada Business Corporations Act (the “Transaction”), this voting agreement (the “Agreement”) dated as of October 30, 2019 sets out the terms on which __________________________ (the “Securityholder”) undertakes to take certain actions and do certain things to support the Transaction.

WHEREAS the Company is proposing to hold the Company Meeting to approve, inter alia, (i) the direct or indirect acquisition of all of the issued and outstanding common shares of the Company by the Purchaser by way of the Transaction, and (ii) such other ancillary matters as the Board may deem necessary in order to give effect to the Transaction;

AND WHEREAS the Securityholder wishes to support the Transaction subject to the terms and conditions contained herein;

AND WHEREAS the Parties have agreed to enter into this Agreement to provide for the support by the Securityholder of the Transaction;

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreement herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties hereto agree as follows:

Article 1
INTERPRETATION

Section 1.1            Defined Terms.

(1)	Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Arrangement Agreement.

(2)	The Securityholder and the Purchaser are collectively referred to as the “Parties” and each a “Party”.

(3)	“Board” means the board of directors of the Company.

(4)	“Relevant Securities” means the Company Shares, Company Options and Company RSUs, listed on Schedule “A”, and any Company Shares acquired by the Securityholder or any affiliate of the Securityholder subsequent to the date hereof but on or prior to the record date in respect of the Company Meeting (as the same may be changed in accordance with the Arrangement Agreement) including from the conversion or exercise of Company Options and Company RSUs.

Section 1.2	Certain Rules of Interpretation.

In this Agreement, unless otherwise specified:

(1)	Headings, etc. The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Agreement.

(2)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(3)	Certain Phrases, etc. The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation,” and (ii) unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Agreement.

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(4)	References to Persons and Agreements. Any reference to a Person includes its heirs, administrators, executors, legal personal representatives, successors and permitted assigns. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be amended, restated, replaced, supplemented or novated and includes all schedules to it.

(5)	Computation of Time. If the date on which any action is required or permitted to be taken under this Agreement is not a Business Day, such action shall be required or permitted to be taken before 4:30 p.m. on the next succeeding day which is a Business Day.

(6)	Time References. References to time are to local time, Vancouver, British Columbia.

Section 1.3	Schedule.

The schedule attached to this Agreement forms an integral part of this Agreement for all purposes of it.

Article 2
REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of Securityholder.

(1)	The Securityholder hereby represents and warrants to the Purchaser (and acknowledges that the Purchaser is relying upon such representations and warranties) that:

(a)	the Securityholder is the registered and/or beneficial owner of, or exercises control or direction over, all of the Relevant Securities listed in Schedule “A”;

(b)	other than the Relevant Securities, the Securityholder does not own (as registered owner or beneficial owner), or exercise control or direction over, any Company Shares or any options, warrants or other rights to acquire any additional Company Shares or any security exercisable for or convertible into Company Shares;

(c)	except pursuant hereto, no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Relevant Securities, or any interest therein or right thereto, and none of the Relevant Securities are subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote the Relevant Securities, call meetings of holders of the Company Shares or give consents or approvals of any kind;

(d)	the Securityholder has the full authority and capacity to vote or direct the voting of the Relevant Securities and to give or cause to be given a proxy for the Relevant Securities in connection with the Company Meeting;

(e)	this Agreement has been duly executed and delivered by the Securityholder and constitutes a legal, valid and binding obligation of the Securityholder, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(f)	the execution and delivery of this Agreement by the Securityholder and the performance by the Securityholder of its obligations contemplated herein do not and will not constitute a default, violation or breach under any contract, commitment, agreement, arrangement, understanding or restriction to which the Securityholder is a party or by which it is bound, except such violations, conflicts, defaults or breaches which could not, individually or in the aggregate, impair the ability of the Securityholder to perform its obligations under this Agreement; and

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(g)	to the actual knowledge of the Securityholder, there is no proceeding, claim or investigation pending before any Governmental Entity, or threatened against the Securityholder or any properties of the Securityholder that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Securityholder’s ability to execute and deliver this Agreement and to perform his or her its obligations contemplated by this Agreement.

Section 2.2            Representations and Warranties of the Purchaser.

(1)	The Purchaser hereby represents and warrants to the Securityholder (and acknowledges that the Securityholder is relying upon such representations and warranties) that:

(a)	it is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(b)	it has all necessary corporate power and authority to execute and deliver this Agreement;

(c)	this Agreement has been duly executed and delivered by the Purchaser, and constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(d)	the execution and delivery of and performance by the Purchaser of this Agreement does not and will not constitute a default, violation or breach under any contract, commitment, agreement, arrangement, understanding or restriction to which it is a party or by which it is bound, except such violations, conflicts, defaults or breaches which could not, individually or in the aggregate, impair the ability of the Purchaser to perform its obligations under this Agreement; and

(e)	to the actual knowledge of the Purchaser, there is no proceeding, claim or investigation pending before any Governmental Entity, or threatened against the Purchaser that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the ability of the Purchaser to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

Article 3
SECURITYHOLDER COVENANTS

Section 3.1            Transfer of Relevant Securities.

(1)	The Securityholder agrees that during the term of this Agreement, it will not, except as expressly contemplated by this Agreement, directly or indirectly, in any manner:

(a)	sell, transfer, gift, assign, pledge, hypothecate, encumber, convert or otherwise dispose of any of the Relevant Securities or any interest therein or enter into any agreement, arrangement or understanding in connection therewith, unless the Securityholder retains the irrevocable right to vote, or cause to be voted, the Relevant Securities at the Company Meeting in favour of the Arrangement Resolution (and any other resolution put forward at the Company Meeting that is required for the consummation of the transactions contemplated by the Arrangement Agreement) in accordance with his or her or its obligations under this Agreement; provided that, the Securityholder may (i) exercise Company Options to acquire additional Company Shares and/or settle Company RSUs to acquire additional Company Shares, and (ii) transfer Relevant Securities to a corporation, family trust, RRSP or other entity directly or indirectly owned or controlled by the Securityholder or under common control with or controlling the Securityholder provided that (w) such transfer shall not relieve or release the Securityholder of or from any of its obligations under this Agreement, including, without limitation, the obligation of the Securityholder to vote or cause to be voted all Relevant Securities at the Company Meeting in favour of the Arrangement Resolution (and any other resolution put forward at the Company Meeting that is required for the consummation of the transactions contemplated by the Arrangement Agreement), (x) prompt written notice of such transfer is provided to the Purchaser, (y) the transferee continues to be a corporation or other entity directly or indirectly controlling the Securityholder, or owned or controlled by the Securityholder, at all times prior to the Company Meeting; or

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(b)	deposit any of the Relevant Securities into a voting trust, or grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or enter into a voting agreement, understanding or arrangement, with respect to the voting of its Relevant Securities, in each case, without having first obtained the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

Section 3.2            Non-Solicitation.

(1)	The Securityholder agrees that it shall:

(a)	not, directly or indirectly:

(i)	solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing any non-public information) any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to, an Acquisition Proposal;

(ii)	engage or participate in any discussions or negotiations with any Person (other than the Purchaser) regarding any Acquisition Proposal;

(iii)	enter into or publicly propose to enter into any agreementrelating to an Acquisition Proposal; and

(b)	immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussions or negotiations commenced prior to the date of this Agreement with any Person (other than the Purchaser) by or on behalf of the Securityholder with respect to any Acquisition Proposal or any inquiry, proposal or offer that may reasonably be expected to lead to an Acquisition Proposal, whether or not initiated by the Securityholder, provided that if at any time, prior to obtaining the approval by the holders of Company Shares eligible to vote in respect of the Arrangement Resolution, the Company receives a written Acquisition Proposal that was not, directly or indirectly, solicited, initiated, knowingly encouraged or otherwise facilitated in violation of Section 5.1 of the Arrangement Agreement, the Securityholder may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal provided that (i) the Board is permitted by Section 5.2 of the Arrangement Agreement to engage in such discussions or negotiations, and (ii) such Acquisition Proposal did not result from a breach by the Securityholder of the provisions of this Agreement.

Section 3.3            Voting.

(1)	The Securityholder hereby irrevocably covenants, undertakes and agrees that, from the date hereof until the termination of this Agreement pursuant to Article 4, it shall:

(a)	vote (or cause to be voted) all of the Relevant Securities (to the extent that such Relevant Securities are entitled to a vote in respect of such matters):

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(i)	in favour of the of the Arrangement Resolution (and any other resolution put forward at the Company Meeting that is required in furtherance thereof) at the Company Meeting and/or every meeting of the securityholders of the Company at which such matters are considered and at every adjournment or postponement thereof, and not withdraw any proxies or change its vote in respect thereof; and

(ii)	against any resolution proposed by the Company or any other Person that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Transaction;

(b)	except as contemplated by this Agreement, not vote or grant to any Person other than the Purchaser a proxy to vote or enter into any voting trust, vote pooling or other agreement with respect to the right to vote the Relevant Securities (and will cause such Relevant Securities not to be voted) in favour of any Acquisition Proposal;

(c)	deliver, or cause to be delivered, to the Company’s transfer agent, or as otherwise directed by the Company, after receipt of proxy materials for, and no later than five (5) Business Days before the date of, the Company Meeting or any other meeting of the securityholders (or any of them) of the Company called for the purpose of approving the Transaction, a duly executed proxy (in favour of the Purchaser if so requested by the Purchaser, acting reasonably) directing that the Relevant Securities be voted at such meeting in favour of the Arrangement Resolution and all related matters; and

(d)	not take any action that is intended to prevent the completion of the Transaction.

(2)	The Securityholder shall not, and hereby agrees not to:

(a)	assert or exercise any dissent rights in respect of the Transaction or the transactions associated therewith that the Securityholder may have; and

(b)	commence or participate in, and shall, and hereby agrees to, take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, the Purchaser or any of their respective Subsidiaries (or any of their respective successors) relating to the negotiation, execution and delivery of the Arrangement Agreement or any other agreement relating to the Transaction or the consummation of the Transaction.

(3)	The Securityholder hereby revokes any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in this Agreement and the Securityholder agrees not to, directly or indirectly, grant any other proxy or power of attorney with respect to the matters set forth in this Agreement except as expressly required or permitted by this Agreement.

Section 3.4	No Agreement as Director or Officer.

The Securityholder is entering into this Agreement solely in its capacity as the legal and beneficial owner of, or the Person who exercises control or direction over, the Relevant Securities and in no other capacity. Consequently, nothing in this Agreement shall be construed as in any manner restricting, limiting or prohibiting the Securityholder (or any of its directors, officers, employees or shareholders) from taking any action, or refraining from taking any action, in his or her capacity as a director, officer or employee of the Company or any of its Subsidiaries on behalf of the Company and its Subsidiaries to the extent permitted under the Arrangement Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict the Securityholder from exercising his or her fiduciary duties as a director or officer of the Company or any of its Subsidiaries.

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Article 4
TERMINATION

Section 4.1	Termination.

(1)	This Agreement shall automatically terminate upon the earlier of:

(a)	the Effective Time;

(b)	the date of termination of the Arrangement Agreement in accordance with its terms; and

(c)	the mutual consent in writing of the Parties.

(2)	This Agreement may be terminated by the Securityholder if:

(a)	any representation or warranty of the Purchaser under this Agreement or under the Arrangement Agreement is untrue or incorrect in any material respect;

(b)	theamount of the Consideration offered by the Purchaser to the holders of Subject Securities pursuant to the Transaction is reduced, the form of the Consideration is changed, or the terms of the Arrangement Agreement are otherwise changed in any manner that isadverse to the Securityholder;

(c)	the Board publicly announces its recommendation in support of a Superior Proposal; or

(d)	the transaction is not completed by the Outside Date,

provided that at the time of such termination under clause (a), (c) or (d), the Securityholder is not in material default in the performance of its obligations under this Agreement.

Section 4.2	Effect of Termination.

If this Agreement is terminated in accordance with the provisions of this Article 4, no Party shall have any further liability to perform its obligations under this Agreement except as expressly contemplated by this Agreement, and provided that neither the termination of this Agreement nor anything contained in this Article 4 shall relieve any Party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

Section 4.3	Remedies.

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed by the Securityholder or the Purchaser in accordance with their specific terms or were otherwise breached by the Securityholder or the Purchaser. It is accordingly agreed that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement against the Securityholder or the Purchaser, as applicable, without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

Article 5
GENERAL PROVISIONS

Section 5.1	Disclosure.

(1)	The Securityholder agrees:

(a)	to the existence and factual details of this Agreement (other than registration particulars set out in Schedule “A”) being set out in any public disclosure, including, without limitation, press releases, information circulars and court materials, produced by the Company or the Purchaser in connection with the Transaction; and

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(b)	to this Agreement (other than registration particulars set out in Schedule “A”) being filed and/or available for inspection by the public to the extent required by applicable securities laws or stock exchange rules.

Section 5.2	Notices.

Any notice, or other communication given regarding the matters contemplated by this Agreement (must be in writing, sent by personal delivery, courier or by electronic mail and addressed:

(a)	to the Purchaser and the Company (following the Effective Time) at:

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100
Suite 100, Irvine, CA 92618

Attention:	Paul Pickle, President and Chief Executive Officer
Email:	ppickle@lantronix.com

with a copy (which will not constitute notice) to:

O’Melveny & Meyers LLP

2765 Sand Hill Road

Menlo Park, California 94025

Attention:	Warren T. Lazarow
Email:	wlazarow@omm.com

(b)	to the Company (prior to the Effective Time) at:

Intrinsyc Technologies Corporation

380 – 885 Dunsmuir Street

Vancouver, British Columbia V6C 1N5

Attention:	Daniel Marks, Independent Director
Email:	dmarks@stonehousecapital.com

with a copy (which will not constitute notice) to:

Farris LLP

2500-700 West Georgia Street

Vancouver, British Columbia V7Y 1B3

Canada

Attention:	Denise Nawata
Email:	dnawata@farris.com

Section 5.3	Time of the Essence.

Time is of the essence in this Agreement.

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Section 5.4	Waiver.

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

Section 5.5	Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

Section 5.6	Successors and Assigns.

(1)	This Agreement becomes effective only when executed by the Securityholder and the Purchaser. After that time, it will be binding upon and enure to the benefit of the Securityholder, the Purchaser and their respective successors and permitted assigns.

(2)	Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Party.

Section 5.7	Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.8	Governing Law.

(1)	This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(2)	Each Party irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 5.9	Rules of Construction.

The Parties to this Agreement waive the application of any law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the Party drafting such agreement or other document.

Section 5.10	Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by PDF or facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed PDF, facsimile or similar executed electronic copy of this Agreement, and such PDF, facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank. Signature pages follow.]

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This Agreement has been agreed and accepted on the date first written above.

LANTRONIX, INC.

By: ____________________________
Authorized Signing Officer

If a corporation:	If an individual:

[insert name of corporation]

By: ____________________________	______________________________
Authorized Signing Officer	Securityholder

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SCHEDULE A

RELEVANT SECURITIES

Class of Securities		Number of Securities Held
Company Shares
Company Options	Vested Unvested
Company RSUs	Vested Unvested

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